Exhibit 21
SUBSIDIARIES OF REGISTRANT (consolidated as of March 31, 2019)

ORGANIZED UNDER
LAW OF
Alliance One (Beijing) Enterprise Management and Consulting Co. LTD.	China
Alliance One Brasil Exportadora de Tabacos Ltda.	Brazil
Alliance One International GmbH	Switzerland
Alliance One International Services Limited	United Kingdom
Alliance One International Singapore Pte Ltd.	Singapore
Alliance One International Tabak B.V.	The Netherlands
Alliance One Macedonia AD	Macedonia
Alliance One Myanmar Co., Ltd.	Myanmar
Alliance One Rotag AG	Germany
Alliance One Services (Thailand)	Thailand
Alliance One Specialty Products, LLC	North Carolina
Alliance One Tobacco (Kenya) Limited	Kenya
Alliance One Tobacco (Malawi) Limited	Malawi
Alliance One Tobacco Argentina S.A.	Argentina
Alliance One Tobacco Bulgaria EOOD	Bulgaria
Alliance One Tobacco Canada, Inc.	Canada
Alliance One Tobacco d.o.o.	Serbia
Alliance One Tobacco Guatemala, S.A.	Guatemala
Alliance One Tobacco Tanzania Ltd.	Tanzania
Alliance One Tobacco (Uganda) Limited	Uganda
Alliance One Tutun A.S.	Turkey
Alliance One Zambia Ltd.	Zambia
AOSP Investments LLC	North Carolina
Canada's Island Garden Inc.	Canada
DIMON Hellas Tobacco S.A.	Greece
Eastern Carolina Packaging, LLC	North Carolina
FIGR, Inc.	Canada
FIGR Norfolk, Inc.	Canada
Gadora Tobacco P.S.C.	Jordan
Global Leaf Trading - FZE	Dubai
Global Specialty Products, LLC	North Carolina
Humble Juice Co., LLC	California
Intabex Netherlands BV	The Netherlands
International Tobacco Funding, S.L.	Spain
Kingolwira Tobacco Company Ltd.	Tanzania
Leaf Trading Company Ltd.	Russia
Mashonaland Tobacco Company (Pvt.) Ltd.	Zimbabwe
Mauritius Tobacco Investments Ltd.	Mauritius
Pureag-NC, LLC	North Carolina
P.T. Alliance One Indonesia	Indonesia
P.T. Indonesia Tri Sembilam	Indonesia
Rio Grande Tabacos Ltda.	Brazil
Standard Commercial SA	Switzerland
Standard Commercial Tobacco Company (UK) Ltd.	United Kingdom
Standard Commercial Tobacco Services (UK) Ltd.	United Kingdom
Trans-Continental Leaf Tobacco Corporation	Leichtenstein
Twelfth State Brands, LLC	North Carolina
World Leaf Trading - Africa	Mauritius
World Leaf Trading - Cayman	Cayman Islands
World Leaf Trading - FZE	Dubai
Zip Fulfillment LLC	North Carolina